CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238033 on Form S-6 of our report dated July 9, 2020, relating to the financial statements of FT 8770, comprising Dow(R) Target 5 3Q ‘20 - Term 10/8/21 (The Dow(R) Target 5 Portfolio, 3rd Quarter 2020 Series); Dow(R) Target Dvd. 3Q ‘20 - Term 10/8/21 (The Dow(R) Target Dividend Portfolio, 3rd Quarter 2020 Series); Global Target 15 3Q ‘20 - Term 10/8/21 (Global Target 15 Portfolio, 3rd Quarter 2020 Series); S&P Dividend Aristocrats Target 25 3Q ‘20 - Term 10/8/21 (S&P Dividend Aristocrats Target 25 Portfolio, 3rd Quarter 2020 Series); S&P Target 24 3Q ‘20 - Term 10/8/21 (S&P Target 24 Portfolio, 3rd Quarter 2020 Series); S&P Target SMid 60 3Q ‘20 - Term 10/8/21 (S&P Target SMid 60 Portfolio, 3rd Quarter 2020 Series); Target Divsd. Dvd. 3Q ‘20 - Term 10/8/21 (Target Diversified Dividend Portfolio, 3rd Quarter 2020 Series); Target Dbl. Play 3Q ‘20 - Term 10/8/21 (Target Double Play Portfolio, 3rd Quarter 2020 Series); Target Focus 4 3Q ‘20 - Term 10/8/21 (Target Focus Four Portfolio, 3rd Quarter 2020 Series); Target Global Dvd. Leaders 3Q ‘20 - Term 10/8/21 (Target Global Dividend Leaders Portfolio, 3rd Quarter 2020 Series); Target Growth 3Q ‘20 - Term 10/8/21 (Target Growth Portfolio, 3rd Quarter 2020 Series); Target Triad 3Q ‘20 - Term 10/8/21 (Target Triad Portfolio, 3rd Quarter 2020 Series); Target VIP 3Q ‘20 - Term 10/8/21 (Target VIP Portfolio, 3rd Quarter 2020 Series); and Value Line(R) Target 25 3Q ‘20 - Term 10/8/21 (Value Line(R) Target 25 Portfolio, 3rd Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 9, 2020